EXHIBIT 4.1

S.P.I. DYNAMICS INCORPORATED
2000 STOCK INCENTIVE PLAN

ARTICLE 1
Purpose

    1.1        General Purpose. The purpose of this Plan is to further the growth and development of the Company by encouraging employees and nonemployee Directors to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such persons with an added incentive to continue in the employ of the Company and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting to its service persons of outstanding quality.

    1.2            Intended Tax Effects of Options. It is intended that part of the Plan qualify as an ISO (as hereinafter defined) plan and that any option granted in accordance with such portion of the Plan qualify as an ISO (as hereinafter defined), all within the meaning of Code §422. The tax effects of any NQSO granted hereunder should be determined under Code §83.

ARTICLE 2
Definitions

        The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

    2.1        1933 Act shall mean the Securities Act of 1933, as amended.

    2.2        1934 Act shall mean the Securities Exchange Act of 1934, as amended.

    2.3        Board shall mean the Board of Directors of the Company.

    2.4        Cause shall mean an act or acts by an individual involving personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company, or the unlawful trading in the securities of the Company or of another corporation based on information gained as a result of the performance of services for the Company, as determined by the Committee in its sole discretion.

    2.5         Code shall mean the Internal Revenue Code of 1986, as amended.

    2.6        Committee shall mean the committee appointed by the Board to administer and interpret the Plan in accordance with Article 3 below.

    2.7        Common Stock shall mean the common stock of the Company.

    2.8        Company shall mean S.P.I. Dynamics Incorporated

    2.9        Director shall mean any individual who is serving as a member of the Board of Directors of the Company or who is serving as a member of the board of directors of a parent or subsidiary corporation of the Company.

    2.10        Disability shall mean, with respect to an individual, the total and permanent disability of such individual, as determined by the Company’s long-term disability insurance carrier, so that such individual is eligible to receive benefits under the Company’s long-term disability insurance plan, or if no such plan is applicable, an individual’s inability to engage in the essential functions of his or her duties due to a medically-determinable physical or mental impairment, illness or injury, which can be expected to result in death or to be of long-continued and indefinite duration. The Committee’s determination regarding Disability made pursuant to the foregoing provisions shall be final and binding for all purposes of this Plan.

    2.11        Effective Date shall mean September 9, 2000, subject to shareholder approval.

    2.12        Fair Market Value of the Common Stock as of a date of determination shall mean the following:

        (a)        Stock Listed and Shares Traded.  If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the 1934 Act) or on the NASDAQ National Market System on the day immediately preceding the date of determination, the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or National Market System on the day immediately preceding such date of determination. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the day immediately preceding the date of determination.

        (b)        Stock Listed But No Shares Traded.  If the Common Stock is listed on a national securities exchange or on the National Market System but no shares of the Common Stock are traded on the day immediately preceding the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of the Common Stock on the most recent date before the date of determination. If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock are traded on the day immediately preceding the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock on the most recent date before the date of determination.

        (c)        Stock Not Listed.  If the Common Stock is not listed on a national securities exchange or on the National Market System and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Common Stock on the date of determination from all relevant available facts, which may include any recent sales and purchases of such Common Stock to the extent they are representative.

        The Committee’s determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.

    2.13        ISO shall mean an incentive stock option within the meaning of Code §422(b).

    2.14        NQSO shall mean a nonqualified option to which Code §421 (relating generally to certain ISO and other options) does not apply.

    2.15        Option shall mean ISO’s and NQSO’s, as applicable, granted to individuals pursuant to the terms and provisions of this Plan.

    2.16        Option Agreement shall mean a written agreement, executed and dated by the Company and an Optionee, evidencing an Option granted under the terms and provisions of this Plan, setting forth the terms and conditions of such Option, and specifying the name of the Optionee and the number of shares of stock subject to such Option.

    2.17        Option Price shall mean the purchase price of the shares of Common Stock underlying an Option.

    2.18        Optionee shall mean an individual who is granted an Option pursuant to the terms and provisions of this Plan.

    2.19        Person shall mean any individual, organization, corporation, partnership or other entity.

    2.20        Plan shall mean this S.P.I. Dynamics Incorporated 2000 Stock Incentive Plan.

ARTICLE 3
Administration

    3.1        General Administration. The Plan shall be administered and interpreted by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Option Agreements by which Options shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

    3.2        Appointment. The Board shall appoint the Committee to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee shall at all times be composed of at least one member.

    3.3        Organization. The Committee may select one of its members as its chairman and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.

    3.4        Indemnification.  In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee, to the extent permitted by applicable law, shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Options granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles or certificate of incorporation or the bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.

ARTICLE 4
Stock

        The stock subject to the Options and other provisions of the Plan shall be authorized but unissued or reacquired shares of Common Stock. Subject to readjustment in accordance with the provisions of Article 7, the total number of shares of Common Stock which may be granted to, or for which Options may be granted to, persons participating in the Plan shall not exceed in the aggregate 150,000 shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option again may become subject to Options under the Plan.

ARTICLE 5
Eligibility to Receive and Grant of Options

    5.1        Individuals Eligible for Grants of Options. The individuals eligible to receive Options hereunder shall be employees of the Company or any parent or subsidiary corporation of the Company, including such employees who are also members of the Board or of the board of directors of any parent or subsidiary corporation of the Company, and any nonemployee Directors, consultants and/or advisors who are designated by the Committee to receive Options under the Plan; provided, however, that only employees of the Company and its “parent” or “subsidiary” corporations within the meaning of subsections (e) and (f) of Code §424 shall be eligible to receive ISO’s.

    5.2        Grants of Options. Subject to the provisions of the Plan, the Committee shall have the authority and sole discretion to determine and designate, from time to time, those individuals (from among the individuals eligible for a grant of Options under the Plan pursuant to Section 5.1 above) to whom Options will actually be granted, the Option Price of the shares covered by any Options granted, the manner in and conditions under which Options are exercisable (including, without limitation, any limitations or restrictions thereon), and the time or times at which Options shall be granted. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees to whom Options may be granted, their present and potential contributions to the Company’s success and such other factors as the Committee, in its sole discretion, shall deem relevant. In its authorization of the granting of an Option hereunder, the Committee shall specify the name of the Optionee, the number of shares of stock subject to such Option and whether such Option is an ISO or a NQSO. The Committee may grant, at any time, new Options to an Optionee who previously has received Options, whether such Options include prior Options that still are outstanding, previously have been exercised in whole or in part, have expired or are canceled in connection with the issuance of new Options. No individual shall have any claim or right to be granted Options under the Plan.

    5.3        Limitation on Exercisability of ISO’s. Notwithstanding anything herein to the contrary, the aggregate Fair Market Value of ISO’s which are granted to any employee under the Plan or any other stock incentive plan adopted by the Company that are first exercisable in any one calendar year shall not exceed $100,000. The Committee shall interpret and administer the limitations set forth in this Section in accordance with Code §422(d).

ARTICLE 6
Terms and Conditions of Options

        Options granted hereunder and Option Agreements shall comply with and be subject to the following terms and conditions:

    6.1        Requirement of Option Agreement. Upon the grant of an Option hereunder, the Committee shall prepare (or cause to be prepared) an Option Agreement. The Committee shall present such Option Agreement to the Optionee. Upon execution of such Option Agreement by the Optionee, such Option shall be deemed to have been granted effective as of the date of grant. The failure of the Optionee to execute the Option Agreement within thirty (30) days after the date of the receipt of same shall render the Option Agreement and the underlying Option null and void ab initio.

    6.2        Optionee and Number of Shares. Each Option Agreement shall state the name of the Optionee and the total number of shares of the Common Stock to which it pertains, the Option Price, and the date as of which the Option was granted under this Plan.

    6.3        Exercisability. Unless otherwise specified by the Committee in the Option Agreement, an Option shall first become exercisable with respect to such portions of the shares subject to such Option as are specified in the schedule set forth herein below:

        (a)        Commencing as of the first anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, 25% of the shares subject to such Option. Prior to said date, the Option shall be unexercisable in its entirety.

        (b)        Commencing as of the second anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, an additional 25% of the shares subject to the Option.

        (c)        Commencing as of the third anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, an additional 25% of the shares subject to the Option.

        (d)        Commencing as of the fourth anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, the remainder of the shares subject to such Option.

        (e)        Notwithstanding subsections (a) through (d) above, any Options previously granted to an Optionee shall become immediately exercisable for 100% of the number of shares subject to the Options upon the Optionee’s becoming Disabled or upon his death.

Other than as provided above, if an Optionee ceases to be an employee of the Company or a company with ownership related to the Company, his rights with regard to all non-exercisable Options shall cease immediately.

    6.4        Option Price. The Option Price of the shares of Common Stock underlying each Option shall be the Fair Market Value of the Common Stock on the date the Option is granted, unless otherwise determined by the Committee; provided, in no event shall the Option Price of any ISO be less than 100% (110% in the case of ISO’s of Optionees who own more than ten percent of the voting power of all classes of stock of either the Company or any “parent” or “subsidiary” corporation of the Company (within the meaning of subsections (e) and (f) of Code §424)) of the Fair Market Value of the Common Stock on the date the Option is granted. Upon execution of an Option Agreement by both the Company and Optionee, the date as of which the Committee granted the Option as specified in the Option Agreement shall be considered the date on which such Option is granted.

    6.5        Terms of Options. Subject to the provisions of Section 6.9, terms of Options granted under the Plan shall commence on the date of grant and shall expire on such date as the Committee may determine for each Option; provided, in no event shall any Option be exercisable after ten years (five years in the case of ISO’s granted to Optionees who own more than ten percent of the voting power of all classes of stock of either the Company or any parent or subsidiary) from the date the Option is granted. No Option shall be granted hereunder after ten years from the earlier of the date the Plan is approved by the shareholders or the date the Plan is adopted by the Board.

    6.6        Minimum Exercise. The exercise of an Option may be for less than the full number of shares of Common Stock subject to such Option, but such exercise shall not be made for less than (i) 100 shares or (ii) the total remaining shares subject to such Option, if such total is less than 100 shares. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date by the Optionee.

    6.7        Method of Exercise. All Options granted hereunder shall be exercised by written notice directed to the Secretary of the Company at its principal place of business or to such other person as the Committee may direct. Each notice of exercise shall identify the Option which the Optionee is exercising (in whole or in part) and shall be accompanied by payment of the Option Price for the number of shares specified in such notice and by any documents required by Section 8.1. The Company shall make delivery of such shares within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. For Options which are ISO’s, written statements shall be furnished to the Optionee in accordance with Code §6039 on or before January 31 of the year following the year in which the Option was exercised. See Treas. Reg. §§1.6039-1 and -2, and 301.6039-1.

    6.8        Medium and Time of Payment.

        (a)        The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment shall be made by one of the following methods: (i) in cash, (ii) if permitted by the Committee in its sole discretion, in a promissory note executed by the Optionee in favor of the Company and deemed acceptable by the Committee, or (iii) by any combination of the payment methods specified in (i) or (ii) above.

        (b)        In addition to the payment of the purchase price of the shares then being purchased, an Optionee also shall pay in cash an amount equal to the amount, if any, which the Company at the time of exercise is required to withhold under the income tax or Federal Insurance Contribution Act tax withholding provisions of the Code, of the income tax laws of the state of the Optionee’s residence, and of any other applicable law.

    6.9        Effect of Termination of Employment or Affiliation. Except as provided in this section, no Option shall be exercisable unless the Optionee thereof shall have been an employee (or, in the case of an Option granted to a nonemployee director, consultant or advisor, unless the Optionee thereof shall have been a director, consultant or advisor) of the Company from the date of the granting of the Option until the date of exercise. In the event an Optionee ceases to be an employee of (or to perform services, in the case of a nonemployee director, consultant or advisor) for the Company for any reason, any Option or unexercised portion thereof granted to him shall terminate on and shall not be exercisable after the earliest to occur of (i) the expiration date of the Option, (ii) thirty (30) days after termination of employment for any reason other than death or Disability, (iii) three (3) months after termination of employment for death or Disability, (iv) the date on which the Company gives notice to such Optionee of termination of employment if employment is terminated by the Company for Cause, (v) in the case of an NQSO held by an Optionee who holds such Option in his capacity as a consultant, director or advisor of the Company, the date on which the Company gives notice to such Optionee that such Optionee is no longer affiliated with the Company; provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner; provided, further, the Committee may, in its discretion, extend the exercise period provided in this section for any NQSOs. Prior to the earlier of the dates specified in the preceding sentence of this section, the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of termination of employment. The question of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

    6.10        Death of Optionee. In the event of the death of Optionee while in the employ of the Company, all or any of the unexercised portion of the Option owned by the deceased Optionee may be exercised by the executor or administrator of the Optionee’s estate at any time prior to the expiration of the three-month period following the date of the Optionee’s termination of employment, but in no event later than the date as of which such Option expires pursuant to Section 6.5 hereof Such exercise shall be effected in accordance with the terms hereof as if such executor or administrator was Optionee herein.

    6.11        Restrictions on Transfer and Exercise of Options. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution, and any purported transfer shall be null and void. During the lifetime of an Optionee, the Option shall be exercisable only by him; provided, however, that in the event the Optionee is incapacitated and unable to exercise Options, such Options may be exercised by such Optionee’s legal guardian or other representative whom the Committee deems appropriate based on applicable facts and circumstances.

    6.12        Rights and Obligations as a Shareholder. An Optionee shall have no rights as a shareholder with respect to shares covered by his Option until date of the issuance of the shares to him and only after the Option Price of such shares is fully paid. If an Optionee pays for such shares with a promissory note executed by the Optionee in favor of the Company as provided in Section 6.8(a), Unless specified in Article 8, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance. Upon exercise of an Option, the Optionee shall be required to execute a shareholder’s agreement with the Company and shall be subject to the provisions of such agreement pertinent to the Company’s rights of first refusal and buy-back provisions.

    6.13        No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

    6.14        Acceleration. The Committee shall at all times have the power to accelerate the date of exercisability of Options previously granted under this Plan.

    6.15        Designation of Option as ISO or NQSO. Subject to the provisions of this Article, each Option granted under the Plan shall be designated either as an ISO or a NQSO. An Option Agreement evidencing both an ISO and a NQSO shall identify clearly the status and terms of each Option.

    6.16        ISO’s Converted to NQSO’s. In the event any part or all of an Option granted under the Plan which is intended to be an ISO at any time fails to satisfy all of the requirements of an ISO, then such ISO shall be split into an ISO and NQSO so that the portion of the Option, if any, that still qualifies as an ISO shall remain an ISO and the portion that does not qualify as an ISO shall become a NQSO. Such split of an Option into an ISO portion and a NQSO portion shall be evidenced by one or more Option Agreements, as long as each Option is identified clearly as to its status as an ISO or NQSO.

ARTICLE 7
Adjustments Upon Changes in Capitalization

    7.1        Recapitalization. In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

(a) The Committee shall make an appropriate adjustment in the number and kind of shares available for the granting of Options under the Plan.

        (b)        The Committee also shall make an appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Option Price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Options shall be the next lower number of shares, rounding all fractions downward.

        (c)        Any adjustment to or assumption of ISO’s under this Section shall be made in accordance with Code §424(a) and the regulations promulgated thereunder so as to preserve the status of such Options as ISO’s under Code §422.

    7.2        Reorganization. Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the Common Stock or acquisition of the assets of the Company (other than an initial public offering of the Common Stock), the Committee, in its discretion, may declare that:

        (a)        any Option granted but not yet exercised shall pertain to and apply, with appropriate adjustment as determined by the Committee in its sole discretion, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Option would have been entitled;

(b) any or all outstanding Options granted hereunder shall become immediately nonforfeitable and fully exercisable (to the extent permitted under federal or state securities laws);

        (c)        any and all outstanding Options shall be fully and completely relinquished by the Optionees in exchange for a cash payment equal to the difference between the per share Option Price and the per share Fair Market Value of the Common Stock at the time of the transaction; and/or

       (d)        any or all Options granted hereunder shall become immediately nonforfeitable and fully exercisable (to the extent permitted under federal or state securities laws) and are to be terminated after giving at least thirty (30) days’ notice to the Optionees to whom such Options have been granted.

    7.3        Dissolution and Liquidation. If the Board adopts a plan of dissolution and liquidation that is approved by the shareholders of the Company, the Committee shall give each Optionee written notice of such event at least ten (10) days prior to its effective date, and the rights of all Optionees shall become immediately nonforfeitable and fully exercisable (to the extent permitted under federal or state securities laws).

    7.4        Limits on Adjustments. Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Option, except as specifically provided otherwise in this Article. The grant of Options pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Article shall be conclusive.

ARTICLE 8
Agreement by Optionee and Securities Registration

    8.1        Agreement. If, in the opinion of counsel to the Company, such action is necessary or desirable, no Options shall be granted to any Optionee, and no Option shall be exercisable, unless, at the time of grant or exercise, as applicable, such Optionee (i) represents and warrants that he will acquire the Common Stock for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the Common Stock. The Optionee shall, upon the request of the Committee, execute and deliver to the Company an agreement or affidavit to such effect. Should the Committee have reasonable cause to believe that such Optionee did not execute such agreement or affidavit in good faith, the Company shall not be bound by the grant of the Option or by the exercise of the Option. All certificates representing shares of Common Stock issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THESE SHARES MAY NOT BE SOLD, HYPOTHECATED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE SECURITIES LAWS OR REGULATIONS OF ANY STATE WITH RESPECT TO SUCH SHARES, (II) IN ACCORDANCE WITH SECURITIES AND EXCHANGE COMMISSION RULE 144, OR (III) UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF COUNSEL OR THE SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE CORPORATION THAT SUCH PROPOSED SALE, ASSIGNMENT, ENCUMBRANCE OR OTHER TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR ANY RULES OR REGULATIONS THEREUNDER. ANY ATTEMPTED TRANSFER OF THIS CERTIFICATE OR THE SHARES REPRESENTED HEREBY WHICH IS IN VIOLATION OF THE PRECEDING RESTRICTIONS .WILL NOT BE RECOGNIZED BY THE CORPORATION, NOR WILL ANY TRANSFEREE BE RECOGNIZED AS THE OWNER THEREOF BY THE CORPORATION.

If the Common Stock is (A) held by an Optionee who is not an “affiliate,” as that term is defined in Rule 144 of the 1933 Act, or who ceases to be an “affiliate,” or (B) registered under the 1933 Act and all applicable state securities laws and regulations as provided in Section 8.2, the Committee, in its discretion and with the advice of counsel, may dispense with or authorize the removal of the restrictive legend set forth above or the portion thereof which is inapplicable.

    8.2        Registration. In the event that the Company in its sole discretion shall deem it necessary or advisable to register, under the 1933 Act or any state securities laws or regulations, any shares with respect to which Options have been granted hereunder, then the Company shall take such action at its own expense before delivery of the certificates representing such shares to an Optionee. In such event, and if the shares of Common Stock of the Company shall be listed on any national securities exchange or on NASDAQ at the time of the exercise of any Option, the Company shall make prompt application at its own expense for the listing on such stock exchange or NASDAQ of the shares of Common Stock to be issued.

ARTICLE 9
Effective Date

        The Plan shall be effective as of the Effective Date, and no Options shall be granted hereunder prior to said date. Adoption of the Plan shall be approved by the shareholders of the Company at the earlier of (i) the annual meeting of the shareholders of the Company which immediately follows the date of the first grant or award of Options hereunder, or (ii) 12 months after the adoption of the Plan by the Board, but in no event earlier than 12 months prior to the adoption of the Plan by the Board. Shareholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by the Company’s articles or certificate of incorporation and bylaws and by applicable law. Failure to obtain such approval shall render the Plan and any Options granted hereunder null and void ab initio.

ARTICLE 10
Amendment and Termination

    10.1        Amendment and Termination By the Board. Subject to Section 10.2 below, the Board shall have the power at any time to add to, amend, modify or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to terminate the Plan in whole or in part. In the event of any such action, the Committee may prepare written procedures which, when approved by the Board, shall govern the administration of the Plan resulting from such addition, amendment, modification, repeal, suspension or termination.

    10.2        Restrictions on Amendment and Termination. Notwithstanding the provisions of Section 10.1 above, the following restrictions shall apply to the Board’s authority under Section 10.1 above:

        (a)        Prohibition Against Adverse Affects on Outstanding Options. No addition, amendment, modification, repeal, suspension or termination shall adversely affect, in any way, the rights of the Optionees who have outstanding Options without the consent of such Optionees;

        (b)        Shareholder Approval Required for Certain Modifications. No modification or amendment of the Plan may be made without the prior approval of the shareholders of the Company if such modification or amendment would cause the applicable portions of the Plan to fail to qualify as an ISO plan pursuant to Code §422, such modification or amendment would materially increase the number of securities which may be issued under the Plan, or such modification or amendment would materially modify the requirements as to eligibility for participation in the Plan. Shareholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by the Company’s articles or certificate of incorporation and bylaws and by applicable law.

ARTICLE 11
Miscellaneous Provisions

    11.1        Application of Funds. The proceeds received by the Company from the sale of the Common Stock subject to the Options granted hereunder will be used for general corporate purposes.

    11.2        Notices. All notices or other communications by an Optionee to the Committee pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person designated by the Committee for the receipt thereof.

    11.3        Term of Plan. Subject to the terms of Article 10, the Plan shall terminate upon the later of (i) the complete exercise or lapse of the last outstanding Option, or (ii) the last date upon which Options may be granted hereunder.

    11.4        Compliance with Rule 16b-3 and Code §162(m). As the Company is a privately held corporation which is not subject to the provisions of the 1934 Act or the provisions of Code § 162(m), this Plan is not intended to be in compliance with the requirements of Rule 16b-3 as promulgated under Section 16 of the 1934 Act or with Code §162(m) and applicable regulations promulgated thereunder. If the Company should become subject to the 1934 Act and/or Code § 162(m), numerous amendments to the Plan and additional shareholder approval will be necessary.

    11.5        Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

    11.6        Additional Provisions By Committee. The Option Agreements authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of an Option, as the Committee shall deem advisable.

    11.7        Plan Document Controls. In the event of any conflict between the provisions of an Option Agreement and the Plan, the Plan shall control.

    11.8        Gender and Number. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

    11.9        Headings. The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction hereof.

    11.10        Legal References. Any references in this Plan to a provision of law which is, subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

    11.11        No Rights to Employment. Nothing contained in the Plan, or any modification thereof, shall be construed to give any individual any rights to employment with the Company or any parent or subsidiary corporation of the Company.

    11.12        Unfunded Arrangement. The Plan shall not be funded, and except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

        IN WITNESS WHEREOF, the Company has caused this Plan be executed by its duly authorized officer, as of the 9th day of September, 2000.

S.P.I. DYNAMICS INCORPORATED

By:	_________________________________
Title:	_________________________________

ADOPTED BY BOARD OF DIRECTORS ON SEPTEMBER 9, 2000

APPROVED BY SHAREHOLDERS AS OF.SEPTEMBER 9, 2000

FIRST AMENDMENT TO THE
S.P.I. DYNAMICS INCORPORATED
2000 STOCK INCENTIVE PLAN

        This FIRST AMENDMENT to the S.P.I. DYNAMICS INCORPORATED 2000 STOCK INCENTIVE PLAN (the “Plan”) is made by S.P.I. Dynamics Incorporated (the “Company”), effective as of February 9, 2001.

WITNESSETH:

        WHEREAS, the Board of Directors of the Company (the “Board”) maintains the Plan for the benefit of its employees, outside directors, consultants and advisors; and

        WHEREAS, the Board desires to amend the Plan to provide for a new default vesting schedule under the Plan; and

        WHEREAS, Article 10 of the Plan allows the Company to amend the Plan at any time;

        NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.

        Section 6.3 of the Plan shall be amended in its entirety as follows:

        6.3        Exercisability. Unless otherwise specified by the Committee in the Option Agreement, an Option shall first become exercisable with respect to such portions of the shares subject to such Option as are specified in the schedule set forth hereinbelow:

            (a)        Commencing as of the first anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, 25% of the shares subject to such Option. Prior to said date, the Option shall be unexercisable in its entirety.

            (b)        Commencing as of the date that is three months after the first anniversary of the date the Option is granted, and thereafter commencing as of each date that is three months after the most recent date on which a percentage of the Option previously became exercisable under this subsection, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, an additional 6.25% of the shares subject to such Option.

            (c)        As of the fourth anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, the remainder of the shares subject to such Option.

            (d)        Notwithstanding subsections (a) through (c) above, any Options previously granted to an Optionee shall become immediately exercisable for 100% of the number of shares subject to the Options upon the Optionee’s becoming Disabled or upon his death.

Other than as provided above, if an Optionee ceases to be an employee of the Company or a company with ownership related to the Company, his rights with regard to all non-exercisable Options shall cease immediately.

2.

         All other provisions of the Plan not inconsistent herewith shall remain in full force and effect.

        IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed by its duly authorized officer as of the date first above written.

S.P.I. DYNAMICS INCORPORATED

By:	_________________________________
Name:	_________________________________
Title:	_________________________________

ADOPTED BY THE BOARD OF DIRECTORS AS OF FEBRUARY ___, 2001

SECOND AMENDMENT TO THE
S.P.I. DYNAMICS INCORPORATED
2000 STOCK INCENTIVE PLAN

        This SECOND AMENDMENT to the S.P.I. DYNAMICS INCORPORATED 2000 STOCK INCENTIVE PLAN (the “Plan”) is made by S.P.I. Dynamics Incorporated (the “Company”), effective as of July 11, 2003.

WITNESSETH:

        WHEREAS, the Board of Directors of the Company (the “Board”) maintains the Plan for the benefit of its employees, outside directors, consultants and advisors; and

        WHEREAS, pursuant to joint written consents of the Directors and Shareholders of the Company, dated February 19, 2001 and October 30, 2001, the Board and the Shareholders have amended the Plan to increase the number of shares of the Company’s common stock available for issuance under the Plan to 2,122,177 shares and then to 2,904,021 shares, respectively.

        NOW, THEREFORE, the Company desires to memorialize said amendments to the P1an as follows:

1.

        Article 4 of the Plan shall be amended to reflect that as of February 19, 2001 the Company was authorized to issue an aggregate of 2,122,177 shares of Common Stock under the Plan, and as of October 30, 2001, the Company was authorized to issue an aggregate of 2,904,021 shares of Common Stock under the Plan.

2.

        All other provisions of the Plan not inconsistent herewith shall remain in full force and effect.

        IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Plan to be executed by its duly authorized officer as of the date first above written.

S.P.I. DYNAMICS INCORPORATED

By:	_________________________________
Name:	_________________________________
Title:	_________________________________

ADOPTED BY THE BOARD OF DIRECTORS AS OF JULY II, 2003

THIRD AMENDMENT TO THE
S.P.I. DYNAMICS INCORPORATED
2000 STOCK INCENTIVE PLAN

        This THIRD AMENDMENT to the S.P.I. DYNAMICS INCORPORATED 2000 STOCK INCENTIVE PLAN (the “Plan”) is made by S.P.I. Dynamics Incorporated (the “Company”), effective as of May 11, 2004.

WITNESSETH:

        WHEREAS, the Board of Directors of the Company (the “Board”) maintains the Plan for the benefit of its employees, outside directors, consultants and advisors; and

        WHEREAS, pursuant to the joint written consent of the Directors and Shareholders of the Company, dated on or about May 11, 2004, the Board and the Shareholders have amended the Plan to increase the number of shares of the Company’s common stock currently available for issuance under the Plan to 4,734,167 shares.

        NOW, THEREFORE, the Company desires to memorialize said amendment to the Plan as follows:

1.

        Article 4 of the Plan shall be amended to reflect that as of May 11, 2004 a total of 5,006,544 shares of Common Stock are issued or issuable under the Plan, including 272,377 shares of Common Stock that have been issued pursuant to the exercise of options granted prior to the date hereof and 4,734,167 shares that are issuable upon the exercise of outstanding options or available for the grant of additional options under the Plan.

2.

        All other provisions of the Plan not inconsistent herewith shall remain in full force and effect.

        IN WITNESS WHEREOF, the Company has caused this Third Amendment to the Plan to be executed by its duly authorized officer as of the date first above written.

S.P.I. DYNAMICS INCORPORATED

By:	_________________________________
Name:	_________________________________
Title:	_________________________________

ADOPTED BY THE BOARD OF DIRECTORS AS OF MAY 11, 2004

FOURTH AMENDMENT TO THE
S.P.I. DYNAMICS INCORPORATED
2000 STOCK INCENTIVE PLAN

        This FOURTH AMENDMENT to the S.P.I. DYNAMICS INCORPORATED 2000 STOCK INCENTIVE PLAN (the “Plan.”) is made by S.P.I. Dynamics Incorporated (the “Company”), effective as of July 13, 2005.

WITNESSETH:

        WHEREAS, the Board of Directors of the Company (the “Board”) maintains the Plan for the benefit of its employees, outside directors, consultants and advisors; and

        WHEREAS, pursuant to the joint written consent of the Directors and Shareholders of the Company, dated on or about July 13, 2005, the Board and the Shareholders have amended the Plan to increase the number of shares of the Company’s common stock currently available for issuance under the Plan to 4,794,226 shares.

        NOW, THEREFORE, the Company desires to memorialize said amendment to the Plan as follows:

1.

        Article 4 of the Plan shall be amended to reflect that as of July 13, 2005 a total of 5,391,544 shares of Common Stock are issued or issuable under the Plan, including 597,318 shares of Common Stock that have been issued pursuant to the exercise of options granted prior to the date hereof and 4,794,226 shares that are issuable upon the exercise of outstanding options or available for the grant of additional options under the Plan.

2.

        All other provisions of the Plan not inconsistent herewith shall remain in full force and effect.

        IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to the Plan to be executed by its duly authorized officer as of the date first above written.

S.P.I. DYNAMICS INCORPORATED

By:	_________________________________
Name:	_________________________________
Title:	_________________________________

ADOPTED BY THE BOARD OF DIRECTORS AND SHAREHOLDERS AS OF MAY 11, 2004

FIFTH AMENDMENT TO THE
S.P.I. DYNAMICS INCORPORATED
2000 STOCK INCENTIVE PLAN

        This FIFTH AMENDMENT to the S.P.I. DYNAMICS INCORPORATED 2000 STOCK INCENTIVE PLAN (the “Plan”) is made by S.P.I. Dynamics Incorporated (the “Company”), effective as of July 28, 2006.

WITNESSETH:

        WHEREAS, the Board of Directors of the Company (the “Board”) maintains the Plan for the benefit of its employees, outside directors, consultants and advisors; and

        WHEREAS, pursuant to the resolution of the Board approved at the meeting held on July 27, 2006 and the written consent of the Shareholders of the Company, dated on or about July 28, 2006, the Board and the Shareholders have amended the Plan to increase the number of shares of the Company’s common stock issued or currently available for issuance under the Plan to 6,391,544 shares.

        NOW, THEREFORE, the Company desires to memorialize said amendment to the Plan as follows:

1.

        Article 4 of the Plan shall be amended to reflect that as of July 28, 2006 a total of 6,391,544 shares of Common Stock are issued or issuable under the Plan, including 608,880 shares of Common Stock that have been issued pursuant to the exercise of options granted prior to the date hereof and 5,782,664 shares that are issuable upon the exercise of outstanding options or available for the grant of additional options under the Plan.

2.

        All other provisions of the Plan not inconsistent herewith shall remain in full force and effect.

        IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to the Plan to be executed by its duly authorized officer as of the date first above written.

S.P.I. DYNAMICS INCORPORATED

By:	_________________________________
Name:	_________________________________
Title:	_________________________________

ADOPTED BY THE BOARD OF DIRECTORS AND SHAREHOLDERS AS OF JULY 28, 2006.